Exhibit 99.1

National Vision Announces Leadership Changes

CFO to Depart Following Transition Period

Elevates and Expands Roles of Three Key Executives to Support Transformation Efforts

Announces Select Preliminary Fourth Quarter and Fiscal 2024 Financial Results

Duluth, Ga. – January 16, 2025 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today announced updates to its leadership structure that include expanded responsibilities for three executive team members and that Melissa Rasmussen, Chief Financial Officer, will depart following a transition period.

The Company announced that the Chief Financial Officer, Melissa Rasmussen, will be departing the Company to pursue an opportunity in another industry. Ms. Rasmussen intends to continue in her role through the release of the Company’s fourth quarter and full fiscal year 2024 financial results which is expected to occur on February 26, 2025. The Company has commenced a search to identify her successor and, if necessary, intends to appoint an interim Chief Financial Officer prior to Ms. Rasmussen’s departure.

"On behalf of our entire organization, I want to thank Melissa for her dedication and valuable contributions during her tenure at National Vision. Melissa played an instrumental role in helping us navigate through a rapidly evolving business landscape over the past few years, and more recently, as we have embarked on our transformation to position National Vision for its next chapter for growth. We wish her the very best in her future endeavors," said Reade Fahs, National Vision’s CEO.

"I am incredibly grateful for my time at National Vision and proud of the talented and experienced finance and accounting teams I have had the privilege to lead. The company is well-positioned to continue to execute on its strategic initiatives, and I look forward to ensuring a smooth transition for my successor," said Ms. Rasmussen.

In addition, to support the Company’s transformation, enhance the overall patient and customer experience and promote growth in strategic areas, the following changes have been made to the executive leadership team:

•	Megan Molony, Chief Merchandising and Managed Care Officer, is assuming leadership of Manufacturing and Distribution. With this change, the Company is uniting all Managed Vision Care functions, including strategy and revenue cycle management, under one umbrella.
•	Mark Banner has been named President of America’s Best. In this new position, Mr. Banner’s significant retail leadership and customer experience expertise will play a critical role in leading the transformation of the brand’s in-store experience. In this role, Mr. Banner will also oversee Store Design and Clinical Services.
•	Dr. Priti Patel has been named General Manager of Eyeglass World, Fred Meyer and Military. Ms. Patel brings a breadth of optical experience to the role, providing these brands with a fresh leadership perspective. In this capacity, Ms. Patel will be primarily focused on strengthening the Eyeglass World brand.

In addition, the following leader’s roles have been expanded to align with the Company’s strategic initiatives: Joe VanDette has been named Chief Brand & Marketing Officer, Jared Brandman has been named Chief Legal & Strategy Officer, and Bill Clark, Chief People Officer will now assume expanded responsibilities in the areas of Transformation, Enterprise PMO, and Change Management.

Alex Wilkes, National Vision’s President, commented, “These leaders each bring extensive industry and retail experience that we plan to leverage further with their expanded roles focused on accelerating our transformation efforts and driving profitable growth in our core brands.”

Select Preliminary Fourth Quarter and Fiscal 2024 Financial Results

The Company today also announced select preliminary results for the fourth quarter and full year fiscal 2024.

Preliminary Results for Fourth Quarter 2024

•	Net revenue from continuing operations of approximately $437 million, an increase of 3.9% from the same quarter in fiscal year 2023
•	Comparable store sales growth of approximately 2.6% and Adjusted Comparable Store Sales Growth[1] of approximately 1.5% from the same quarter in fiscal year 2023

Preliminary Results for Fiscal Year 2024

•	Net revenue from continuing operations of approximately $1,823 million, an increase of 3.8% from fiscal year 2023
•	Comparable store sales growth of approximately 1.9% and Adjusted Comparable Store Sales Growth[1] of approximately 1.3% compared to fiscal year 2023
•	The Company now expects Adjusted Operating Income[1] from continuing operations to be slightly above the higher end of its previously provided guidance for fiscal 2024

"We are pleased to have delivered fourth quarter adjusted comparable store sales growth that enables us to provide select preliminary full year results more in line with the higher end of our prior guidance ranges,” continued Fahs. “Our fourth quarter performance reflects initial benefits from transformation initiatives as well as the impact from the timing of unearned revenue. We look forward to sharing more on our results and the progress we are making on our transformation when we report fourth quarter earnings. We have a strong team with deep bench strength, and with key leaders taking on expanded leadership roles, I am confident that we will continue to execute and deliver on our commitment to position National Vision for long-term profitable growth."

The unaudited financial results disclosed herein are preliminary based on the most current information available to management and are subject to change until completion of our financial closing procedures for the fourth quarter and full fiscal year 2024. As a result, our actual results may change as a result of such financial closing procedures, final adjustments, management's review of results, and other developments that may arise between now and the time our financial results for the fourth quarter and full fiscal year 2024 are finalized, and our results could vary from the preliminary results set forth above.

The Company expects to release financial results for the fourth quarter and full fiscal year 2024 on Wednesday, February 26, 2025.

Non-GAAP Financial Measures

Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.

1 This release includes certain Non-GAAP Financial Measures that are not recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” for more information.

Adjusted Operating Income: We define Adjusted Operating Income from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”) implementation expenses and certain other expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, completion of our financial closing procedures for the fourth quarter and full fiscal year 2024, the termination of our partnership with Walmart, including the transition period and other wind down activities, will have an impact on our business, revenues, profitability and cash flows, which impact could be material; market volatility, an overall decline in the health of the economy and other factors impacting consumer spending, including inflation, uncertainty in financial markets, recessionary conditions, escalated interest rates, the timing and issuance of tax refunds, governmental instability, war and natural disasters, may affect consumer purchases, which could reduce demand for our products and materially harm our sales, profitability and financial condition; failure to recruit and retain vision care professionals for in-store roles or to provide remote care offerings could adversely affect our business, financial condition and results of operations; the optical retail industry is highly competitive, and if we do not compete successfully, our business may be adversely impacted; if we fail to open and operate new stores (including as a result of store conversions) in a timely and cost-effective manner or fail to successfully enter new markets, our financial performance could be materially and adversely affected; if the performance of our Host brands declines or we are unable to maintain or extend our operating relationships with our Host partners, our business, profitability and cash flows may be adversely affected and we may be required to incur impairment charges; we are a low-cost provider and our business model relies on the low-cost of inputs and factors such as wage rate increases, inflation, cost increases, increases in the price of raw materials and energy prices could have a material adverse effect on our business, financial condition and results of operations; we require significant capital to fund our expanding business, including updating our Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”), and other technological, systems and capabilities; our ability to successfully implement transformation initiatives (including store fleet optimization); our growth strategy could strain our existing resources and cause the performance of our existing stores to suffer; our success depends upon our marketing, advertising and promotional efforts and if we are unable to implement them successfully or efficiently, or if our competitors are more effective than we are, we may experience a material adverse effect on our business, financial condition and results of operations; we are subject to risks associated with leasing substantial amounts of space, including future increases in occupancy costs; certain technological advances, greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, or future drug development for the correction of vision-related problems may reduce the demand for our products and adversely impact our business and profitability; if we fail to retain our existing senior management team or attract qualified new personnel such failure could have a material adverse effect on our business, financial condition and results of operations; our profitability and cash flows may be negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; our operating results and inventory levels fluctuate on a seasonal basis; our e-commerce and omni-channel business faces distinct risks, and our failure to successfully manage those risks could have a negative impact on our profitability; we depend on our distribution centers and/or optical laboratories; we may incur losses arising from our investments in technological innovators in the optical retail industry, including artificial intelligence, which would negatively affect our financial results; environmental, social and governance (“ESG”) issues, including those related to climate change, could have a material adverse effect on our business, financial condition and results of operations; changing climate and weather patterns leading to severe weather and disasters may cause significant business interruptions and expenditures; future operational success depends on our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; we face risks associated with vendors from whom our products are sourced and are dependent on a limited number of suppliers; we rely heavily on our information technology systems, as well as those of our vendors, for our business to effectively operate and to safeguard confidential information; any significant failure, inadequacy, interruption or security breach could adversely affect our business, financial condition and operations; we rely on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues, the future reduction of which could adversely affect our results of operations; we are subject to extensive state, local and federal vision care and healthcare laws and regulations and failure to adhere to such laws and regulations would adversely affect our business; we are subject to managed vision care laws and regulations; we are subject to rapidly changing and increasingly stringent laws, regulations, contractual obligations, and industry standards relating to privacy, data security and data protection which could subject us to liabilities that adversely affect our business, operations and financial performance; we could be adversely affected by product liability, product recall or personal injury issues; failure to comply with laws, regulations and enforcement activities or changes in statutory, regulatory, accounting and other legal requirements could potentially impact our operating and financial results; adverse judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, financial condition and results of operations; we may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business; we have a significant amount of indebtedness which could adversely affect our business and financial position, including limiting our business flexibility and preventing us from meeting our debt obligations; a change in interest rates may adversely affect our business; our credit agreement contains restrictions that limit our flexibility in operating our business; conversion of the 2025 Notes could dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock; and risks related to owning our common stock, including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Non-GAAP Financial Measures

National Vision uses certain non-GAAP financial measures, including Adjusted EBITDA, which are designed to supplement, and not substitute, financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors. Additional information about these measures and a reconciliation to the nearest GAAP financial measures is detailed in National Vision’s press release regarding financial results for the third quarter of 2024, which is available at www.nationalvision.com/investors.

About National Vision Holdings, Inc.

National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with over 1,200 stores in 38 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and an e-commerce website DiscountContacts.com, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Investor contact:

investor.relations@nationalvision.com

National Vision Holdings, Inc.

Tamara Gonzalez

ICR, Inc.

Caitlin Churchill

Media contact:

media@nationalvision.com

National Vision Holdings, Inc.

Racheal Peters

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth

	Comparable store sales growth (a)
	Three Months Ended December 28, 2024	Three Months Ended December 30, 2023	Fiscal Year 2024	Fiscal Year 2023
Owned & Host segment
America’s Best	2.0%	7.2%	1.8%	4.0%
Eyeglass World	(1.7)%	1.2%	(2.2)%	(1.0)%
Military	0.2%	5.1%	(0.5)%	3.0%
Fred Meyer	(2.1)%	(0.2)%	(4.5)%	(4.6)%

Total comparable store sales growth	2.6%	6.6%	1.9%	3.4%
Adjusted Comparable Store Sales Growth from continuing operations (b)	1.5%	6.3%	1.3%	3.3%

a)	Total comparable store sales from continuing operations is calculated based on consolidated net revenue from continuing operations excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 16. “Segment Reporting” in our consolidated financial statements.

b)	(b) Adjusted Comparable Store Sales Growth from continuing operations includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the following changes from total comparable store sales growth based on consolidated net revenue from continuing operations; with respect to the Company’s 2025 Outlook, Adjusted Comparable Store Sales Growth includes an estimated 0.5% decrease for the effect of deferred and unearned revenue as if such revenues were earned at the point of sale.